UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Scorpio Tankers Inc.
(Exact name of Issuer as specified in its charter)
Republic of the Marshall Islands	N/A
(State of incorporation or organization)	(IRS Employer Identification No.)
SCORPIO TANKERS INC. 9, Boulevard Charles III Monaco 98000	N/A
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) please check the following box.      ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.     ☐

Securities Act registration statement file number to which this form relates: 333-164940

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.               Description of Registrant's Securities to be Registered.

The class of securities to be registered hereunder is the Common Shares, $0.01 par value per share (the "Common Shares"), of Scorpio Tankers Inc. (the "Company").

The description of the Common Shares is set forth under the caption "DESCRIPTION OF OUR CAPITAL STOCK" in the prospectus included in the Company's Registration Statement on Form F-1 (Registration No. 333-164940), as initially filed with the Securities and Exchange Commission on February 17, 2010, as amended or supplemented, and is incorporated by reference herein.

Item 2.               Exhibits.

The following exhibits are filed as part of this Registration Statement:

No.	Exhibit
3.1	Amended and Restated Articles of Incorporation*
3.2	Form of Amended and Restated Bylaws*
4.1	Specimen Common Share certificate*

*	Filed as exhibits to the Company's amended registration statement on Form F-1/A, filed on March 18, 2010 (Registration No. 333-164940) and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 26, 2010	SCORPIO TANKERS INC. By: /s/ Emanuele A. Lauro Name: Emanuele A. Lauro Title: Chairman & Chief Executive Officer

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